Exhibit 99.1

Incara Announces Adjustment to Phase 1 Clinical Trial of

AEOL 10150 to Initiate Safety Studies Directly in Patients with ALS

Research Triangle Park, N.C., June 7, 2004 – Incara Pharmaceuticals Corporation (OTC Bulletin Board:ICRA ) announced today that following discussions with the Food and Drug Administration (FDA), it was mutually agreed that Incara would quickly revise the Phase 1 (safety) clinical trial protocol submitted with Incara’s April 30, 2004 AEOL 10150 Investigational New Drug application (the “April 30 IND”) and proceed directly into patients with amyotrophic lateral sclerosis (also known as “ALS” or “Lou Gehrig’s disease”).

Under the clinical plan of the April 30 IND, Incara proposed conducting three Phase 1 clinical studies: a single dose escalation study in healthy volunteers; a multiple dose study in healthy volunteers; and a multiple dose study in patients diagnosed with ALS. This plan would have required the ALS safety arm to begin after successful completion of the first two studies, with ALS patient dosing in the Phase 1 study estimated to begin in late 2004 or early 2005.

Incara expects to revise and submit to the FDA the revised protocol in the next two weeks. Incara anticipates that the revised initial Phase 1 clinical trial will seek to evaluate a series of single doses of AEOL 10150 in patients diagnosed with ALS to evaluate the safety, tolerability and pharmacokinetics of AEOL 10150. Following satisfactory completion of this first study, Incara expects to initiate a multiple dose per patient study arm. Assuming that the revised protocol being prepared by Incara is acceptable to the FDA, the Phase 1 study in ALS patients is anticipated to now begin no later than the end of September of this year.

“Incara is committed to advancing AEOL 10150 for the treatment of ALS,” stated Shayne C. Gad, Ph.D., Incara’s President. “During the review of our April 30 IND, the FDA requested that Incara conduct Phase 1 safety testing of AEOL 10150 directly in the target patient group, ALS patients, and we are more than pleased to accept the suggestions made by the FDA. The revised approach will allow AEOL 10150 to be evaluated in ALS patients first, and several months sooner than we had originally proposed,” noted Dr. Gad.

ALS, the most common motor neuron disease, results from progressive degeneration of both upper and lower motor neurons and is usually fatal within 5 years of symptom onset.

Incara Pharmaceuticals Corporation (www.incara.com) is developing a new class of small molecule catalytic antioxidants that destroy oxygen-derived free radicals, believed to be an important contributor to the pathogenesis of many diseases. Incara’s catalytic antioxidants have been shown to reduce damage to tissue in animal studies of neurological disorders such as ALS and stroke, and in non-neurological indications such as cancer radiation therapy and chronic obstructive pulmonary disease.

The statements in this press release that are not purely statements of historical fact are forward-looking statements, and actual results might differ materially from those anticipated. These statements and other statements made elsewhere by Incara or its representatives, which are identified or qualified by words such as “intends,” “likely,” “will,” “suggests,” “expects,” “might,” “may,” “believe,” “could,” “should,” “would,” “anticipates,” “plans,” or the negative of those terms or similar expressions, are based on a number of assumptions that are subject to risks and uncertainties. Important factors that could cause results to differ include risks associated with the uncertainties of clinical trials, scientific research and product development activities and the need to obtain funds for clinical trials and operations. These and other important risks are described in Incara’s reports on Form 10-K, Form 10-Q and Form 8-K and its registration statements filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Incara assumes no obligation to update the information in this release.